EXHIBIT 2.5

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         This First Amendment to the Merger Agreement (this "First Amendment") is dated August 29, 2003 by and between WEC Acquisition, Inc., a Wyoming corporation and a wholly owned subsidiary of Olympic ("Newco"), and Whittier Energy Company, a Nevada corporation ("Whittier").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, this First Amendment is intended to amend and modify that certain Agreement and Plan of Merger entered into on the 8th day of July 2003 by and between Newco and Whittier (the "Merger Agreement"); and

     WHEREAS, the undersigned desire to amend the Merger Agreement to provide that it may not be terminated on or before September 15, 2003;


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Newco and Whittier hereby agree as follows:

     1. Unless otherwise defined herein, each capitalized term as used herein shall have the meaning as set forth for it in the Merger Agreement.

     2. Section 1.2 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

          "Section 1.02. Effective Time of the Merger. As promptly as practicable after the approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Merger Agreement by each of the parties hereto, but in no event after September 15, 2003, the parties hereto shall cause the Merger to be consummated by filing (i) with the Secretary of State of Nevada, articles of merger in the form of Exhibit A attached hereto and (ii) with the Secretary of State of Wyoming, articles of merger in the form of Exhibit B attached hereto (collectively, the "Articles of Merger"), as required by, and executed in accordance with the relevant provisions of, Nevada Law and Wyoming Law, respectively. The Merger shall become effective at such time as the Secretary of State of each of Nevada and Wyoming issues a certificate of merger with respect thereto (the "Effective Time")."

     3. Continuing Effect. Except as expressly amended in this First Amendment, the Merger Agreement shall remain in full force and effect and be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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     4. Notices. Any notice or other communication required or permitted hereunder shall be delivered and be effective in the manner set forth in the Merger Agreement.

     5. Counterparts. This First Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     6. Entire Agreement. This First Amendment, together with the Merger Agreement and the Schedules, Exhibits, Annexes, and other writings referred to therein or delivered pursuant thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof as to the matters set forth herein or therein, whether such agreements are in writing or not.


                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment in multiple counterparts, each of which shall be deemed an original, on the date and year first above written.


                                          WEC ACQUISITION, INC.



                                          By
                                             -----------------------------------
                                              Daryl Pollock, President



                                          WHITTIER ENERGY COMPANY



                                          By
                                             -----------------------------------
                                              Bryce Rhodes, Vice President



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